SCHEDULE B

TRANSACTIONS IN SHARES OF COMMON STOCK BY THE REPORTING PERSONS

The following table set forth all transactions in the shares of Common Stock effected by each of the Reporting Persons during the past sixty (60) days. All such transactions were effected in the open market through a broker and all prices per share exclude commissions.

Starboard Value LP (through the Starboard Value LP Account)

Nature of the Transaction	Amount of Securities Purchased (Sold)	Price per Share ($)	Date of Purchase/Sale
Sale of Common Stock	(21,872.00)	37.482	04/30/2026
Sale of Common Stock	(32,900.00)	37.497	04/30/2026
Sale of Common Stock	(45,040.00)	38.129	05/01/2026
Sale of Common Stock	(46,541.00)	38	05/04/2026
Sale of Common Stock	(52,546.00)	37.808	05/04/2026
Sale of Common Stock	(34,890.00)	37.492	05/05/2026
Sale of Common Stock	(15,013.00)	37.211	05/05/2026
Sale of Common Stock	(45,040.00)	37.451	05/05/2026

Starboard Value and Opportunity Master Fund Ltd

Nature of the Transaction	Amount of Securities Purchased (Sold)	Price per Share ($)	Date of Purchase/Sale
Sale of Common Stock	(260,000.00)	30.136	03/30/2026
Sale of Common Stock	(95,000.00)	30.612	03/31/2026
Sale of Common Stock	(51,963.00)	37.482	04/30/2026
Sale of Common Stock	(78,163.00)	37.497	04/30/2026
Sale of Common Stock	(117,245.00)	38.129	05/01/2026
Sale of Common Stock	(121,154.00)	38	05/04/2026
Sale of Common Stock	(136,786.00)	37.808	05/04/2026
Sale of Current Forward Contract*	(1,237,449.00)	38.17	05/04/2026
Purchase of Cash-Settled Return Swap*	1,237,449.00	38.17	05/04/2026
Sale of Common Stock	(90,822.00)	37.492	05/05/2026
Sale of Common Stock	(39,082.00)	37.211	05/05/2026
Sale of Common Stock	(117,245.00)	37.451	05/05/2026

Starboard Value and Opportunity Master Fund L LP

Nature of the Transaction	Amount of Securities Purchased (Sold)	Price per Share ($)	Date of Purchase/Sale
Sale of Common Stock	(3,526.00)	37.482	04/30/2026
Sale of Common Stock	(5,303.00)	37.497	04/30/2026
Sale of Common Stock	(7,955.00)	38.129	05/01/2026
Sale of Common Stock	(8,220.00)	38	05/04/2026
Sale of Common Stock	(9,281.00)	37.808	05/04/2026
Sale of Common Stock	(6,162.00)	37.492	05/05/2026
Sale of Common Stock	(2,652.00)	37.211	05/05/2026
Sale of Common Stock	(7,955.00)	37.451	05/05/2026

Starboard Value and Opportunity S LLC

Nature of the Transaction	Amount of Securities Purchased (Sold)	Price per Share ($)	Date of Purchase/Sale
Sale of Common Stock	(8,190.00)	37.482	04/30/2026
Sale of Common Stock	(12,319.00)	37.497	04/30/2026
Sale of Common Stock	(18,478.00)	38.129	05/01/2026
Sale of Common Stock	(19,094.00)	38	05/04/2026
Sale of Common Stock	(21,558.00)	37.808	05/04/2026
Sale of Common Stock	(14,314.00)	37.492	05/05/2026
Sale of Common Stock	(6,159.00)	37.211	05/05/2026
Sale of Common Stock	(18,478.00)	37.451	05/05/2026

Starboard X Master Fund Ltd

Nature of the Transaction	Amount of Securities Purchased (Sold)	Price per Share ($)	Date of Purchase/Sale
Sale of Common Stock	(20,007.00)	37.482	04/30/2026
Sale of Common Stock	(30,095.00)	37.497	04/30/2026
Sale of Common Stock	(49,452.00)	38.129	05/01/2026
Sale of Common Stock	(51,100.00)	38	05/04/2026
Sale of Common Stock	(57,694.00)	37.808	05/04/2026
Sale of Common Stock	(38,307.00)	37.492	05/05/2026
Sale of Common Stock	(16,484.00)	37.211	05/05/2026
Sale of Common Stock	(49,452.00)	37.451	05/05/2026

Starboard P Fund LP

Nature of the Transaction	Amount of Securities Purchased (Sold)	Price per Share ($)	Date of Purchase/Sale
Sale of Common Stock	(14,651.00)	37.482	04/30/2026
Sale of Common Stock	(22,039.00)	37.497	04/30/2026
Sale of Common Stock	(33,058.00)	38.129	05/01/2026
Sale of Common Stock	(34,160.00)	38	05/04/2026
Sale of Common Stock	(38,568.00)	37.808	05/04/2026
Sale of Common Stock	(25,608.00)	37.492	05/05/2026
Sale of Common Stock	(11,019.00)	37.211	05/05/2026
Sale of Current Forward Contract*	(33,058.00)	37.451	05/05/2026

Starboard G Fund, L.P.

Nature of the Transaction	Amount of Securities Purchased (Sold)	Price per Share ($)	Date of Purchase/Sale
Sale of Common Stock	(12,752.00)	37.482	04/30/2026
Sale of Common Stock	(19,181.00)	37.497	04/30/2026
Sale of Common Stock	(28,772.00)	38.129	05/01/2026
Sale of Common Stock	(29,731.00)	38	05/04/2026
Sale of Common Stock	(33,567.00)	37.808	05/04/2026
Sale of Common Stock	(22,287.00)	37.492	05/05/2026
Sale of Common Stock	(9,591.00)	37.211	05/05/2026
Sale of Common Stock	(28,772.00)	37.451	05/05/2026

* See Item 6 of this Schedule 13D for more information on the Cash-Settled Return Swaps and Current Forward Contracts.